Exhibit 13.1

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), the undersigned officer of Navigator Holdings Ltd., a Marshall Islands company (the “Company”), hereby certifies that:

The Annual Report on Form 20-F for the year ended December 31, 2016 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 1, 2017

By:	/s/ David J. Butters
Name:	David J. Butters
Title:	Chief Executive Officer (Principal Executive Officer).